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		      THE OHIO CASUALTY INSURANCE COMPANY
		    COMMERCIAL LINES DIVISION INCENTIVE PLAN
		    ----------------------------------------

	The Ohio Casualty Insurance Company (the "Company") establishes The Ohio Casualty Insurance Company Commercial Lines Division Incentive Plan (the
"Plan") as of the            day of                 , 1998 for the benefit of
		  ----------        ----------------
certain of its employees, upon the terms and conditions stated herein.

				WITNESSETH:

	WHEREAS, the Company acquired the Commercial Lines Division of Great American Insurance Company ("GAIC") and certain of GAIC's subsidiaries pursuant to an Asset Purchase Agreement dated September 14, 1998 (the "Asset Purchase Agreement"); and

	WHEREAS, the Asset Purchase Agreement provides, among other things, that the Company shall make a payment to GAIC if certain Commercial Lines business goals are attained, as set forth in Schedule 2.2.1.2 of the Asset Purchase Agreement (the "GAIC Earnout Payment"); and

	WHEREAS, the Company and GAIC value the efforts, abilities and accomplishments of certain of the employees of the Commercial Lines Division; and

	WHEREAS, the Company desires to establish the Plan for the benefit of personnel who by their position, ability and diligence are able to make important contributions to the business acquired pursuant to the Asset Purchase Agreement;

	NOW, THEREFORE, the Company hereby establishes the Plan, the terms and conditions of which shall be as follows:

	1.      EFFECTIVE DATE.  The Plan shall be effective as of the Closing
		--------------
Date, as that term is defined in the Asset Purchase Agreement.

	2.      (a)     ELIGIBILITY.  The persons eligible to participate in
			-----------
the Plan (which persons shall be hereinafter referred to individually as a "Participating Employee" and collectively as the "Participating Employees") shall be those persons selected from time to time by a committee of the Company's executives; such committee shall initially be composed of Thomas A. Hayes, Barbara Aras, Hank Hunter and John J. McGovern, with Thomas A. Hayes being Chairperson (hereinafter such committee shall be referred to as the "Incentive Plan Committee"). In the event that any member of the Incentive Plan Committee should resign, die, become disabled or otherwise terminate his membership on the committee, the remaining members of the Incentive Plan Committee shall select, by a majority vote, a replacement for such individual.

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		(b)     Each Participating Employee shall be an employee of
the Company at the time he or she is selected to participate in the Plan. The Plan is intended to cover only employees of the Company who are designated to participate therein by the Incentive Plan Committee by reason of their significant role in the retention of the Business, as that term is defined in the Asset Purchase Agreement. Each Participating Employee shall execute a Participation Agreement substantially in the form attached hereto as Exhibit A.

	3.      ALLOCATION OF UNITS.  No later than the date of the GAIC
		-------------------
Earnout Payment, the Incentive Plan Committee shall allocate 1,000 units, each unit representing one-tenth of 1% of the Incentive Plan Amount (as hereinafter defined), among Participating Employees. In the discretion of the Incentive Committee, a Participating Employee may be allocated whole and/or fractional units. In the event that a Participating Employee who receives an allocation of units is not employed by the Company on the date that the GAIC Earnout Payment is made, the treatment of units allocated to such Participating Employee shall be determined in the discretion of the Incentive Plan Committee.

	For purposes of this Plan, the term "Incentive Plan Amount" shall mean a portion of the GAIC Earnout Payment not to exceed 10% of such payment, calculated as follows:

	(a) If the Commercial Lines insurance business retention goals set forth in Schedule 2.2.1.2 of the Asset Purchase Agreement (the "Retention Goals") are met and if the combined loss ratio of the Commercial Lines insurance business subject to the Retention Goals is one hundred four percent (104%) or lower, calculated on an accident year basis (the "Profitability Goal"), then the Incentive Plan Amount shall equal ten percent (10%) of the GAIC Earnout Payment.

	(b) If the Retention Goals are met but the Profitability Goal is not met, then the Incentive Plan Amount shall equal six percent (6%) of the GAIC Earnout Payment.

	(c) If the Retention Goals are not met, the Incentive Plan Amount shall be zero (0), regardless of whether the Profitability Goal is met.

	The Incentive Plan Committee, in its sole discretion, is authorized to determine whether or not the Retention Goals and Profitability Goal have been met.

	4.      CALCULATION OF AWARDS.  At the time that the GAIC Earnout
		---------------------
Payment is made, the award under the Plan for each Participating Employee (hereinafter referred to individually as an "Award" and collectively as the "Awards") shall be determined by multiplying (a) the Incentive Plan Amount by
(b) a fraction, the numerator of which shall be the number of units credited to such Participating Employee pursuant to Section 3, and the denominator of which shall be the total number of units credited to all Participating Employees under the Plan. Notwithstanding any provision contained herein, a Participating Employee shall not receive an Award unless he or she is employed by the Company on the date that the GAIC Earnout Payment is made. Upon calculation of each Participating Employee's Award, the amount determined pursuant to the preceding

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sentence shall be credited to a bookkeeping account maintained by the Company for each such Participating Employee. The account of each Participating Employee shall thereafter be credited with any earnings attributed thereto pursuant to Section 5 hereof and debited for any distributions made to such Participating Employee under the Plan. The outstanding balance, if any, of the account for each Participating Employee shall be referred to hereunder as the "Account Balance."

	5.      (a)     PAYMENT OF AWARDS.  The Account Balance of each
			-----------------
Participating Employee shall be paid, in the sole and absolute discretion of the Incentive Plan Committee, (i) in a single lump-sum payment within 30 days following the GAIC Earnout Payment; or (ii) in substantially equal annual installments (not to exceed 5), with the initial payment to be made within 30 days following the GAIC Earnout Payment and each annual installment made on the succeeding anniversaries of such date. Notwithstanding any provision contained herein, in the sole discretion of the Incentive Plan Committee, annual installment payments made to a Participating Employee under this paragraph (a) may be accelerated (including, but not limited to, a situation in which the employment of a Participating Employee with the Company terminates prior to the payment of the last installment due under this paragraph) to the extent that the Incentive Plan Committee deems it appropriate. In the event that the lump-sum payment method is not selected by the Incentive Plan Committee for a Participating Employee, the Account Balance of such Participating Employee shall be credited with interest, compounded semiannually, at a rate equal to the rate earned on a six month Treasury Bill. For this purpose, a rate earned on a six month Treasury Bill shall be the average of the bid and asked rate of interest on six month Treasury Bills as reported in the Wall Street Journal on the first business day of the relevant time period.

		(b) All payments under the Plan shall be made only to the Participating Employee; however, in the event of the death of a former Participating Employee (either before any payment is made or before the final installment payment is made), any remaining Account Balance under the Plan will be paid, in a single lump-sum payment within 30 days following the former Participating Employee's death, to such former Participating Employee's estate, unless he has named a beneficiary as provided in Exhibit B attached hereto, in which event payment will be made to said beneficiary. If any dispute arises as to the entitlement by any person to all or any portion of the amounts payable upon the death of a former Participating Employee, the obligations of the Company under the Plan will be satisfied by making payment to the personal representative of the former Participating Employee's estate.

		(c) In the event any taxes are required by law to be withheld or paid from any payments made pursuant to the Plan, the Incentive Plan Committee shall deduct such amounts from such payments and shall transmit the withheld amounts to the appropriate taxing authority.

	6.      PARTICIPATING EMPLOYEES AS GENERAL CREDITORS.  The Plan shall
		--------------------------------------------
be unfunded and payments, when due, shall be made from the general corporate assets of the

Company. A Participating Employee's interest in the Plan shall be only that of a general creditor of the Company and no greater. Notwithstanding any provision contained herein, it is contemplated that, pursuant to the terms of the Letter of Understanding, dated October 14, 1998, between the Company and GAIC, which is attached hereto as Exhibit C and incorporated by reference into this Agreement, payments to Participating Employees under the Plan shall be made 50% from the general corporate assets of the Company and 50% from a reduction in the GAIC Earnout Payment to be made by the Company to GAIC. As a result, the Incentive Plan Amount, as described in Section 3, shall be determined by doubling the amount by which GAIC agrees to reduce the GAIC Earnout Payment.

	7.      REPORTS.  The Company shall, as soon as practicable following
		-------
the time that a calculation is made in accordance with Schedule 2.2.1.2 of the Asset Purchase Agreement, provide each Participating Employee with a statement of his Account Balance and, in the event that such Account Balance is to be paid in annual installments, provide such a statement on each anniversary date of the GAIC Earnout Payment during which such installment payments are to be made.

	8.      AMENDMENT OR TERMINATION.  The Plan may from time to time be
		------------------------
amended, or may be terminated at any time, in the sole discretion of the Company's Board of Directors, without obtaining the consent of any Participating Employee; provided that Section 5 hereof shall not be amended without the written approval of GAIC, which approval shall not be unreasonably withheld. In addition, the Plan shall automatically terminate as of the date that the final payment is made to the final Participating Employee (or in the event of the death of such Participating Employee, his estate or beneficiary) for whom an Account Balance is retained.

	9.      NO CONTRACT OF EMPLOYMENT.  The Plan shall not be construed as
		-------------------------
a contract of employment between the Company and a Participating Employee, or as an amendment to an existing employment contract of a Participating Employee, if in fact one exists, nor shall participation in the Plan be construed as affording to a Participating Employee any representation or guarantee regarding his continued employment.

	10.     TAX CONSIDERATIONS.  In the event the Internal Revenue Service
		------------------
determines that any Award allocated to a Participating Employee under the Plan, or any amount compounded and paid on a Participating Employee's Award, is income and should be taxed to him, and such amount then still remains in the Participating Employee's Account Balance, the lesser of the value of the amount upon which he is being taxed, or that portion thereof then remaining in the Participating Employee's Account Balance, shall be distributed to the Participating Employee upon his written request.

	11.     EXCLUSION FROM PENSION COMPUTATION.  By agreeing to
		----------------------------------
participate in the Plan, each Participating Employee shall be deemed to agree that an Award constitutes special incentive compensation and is not to be taken into account as "wages," "salary" or "covered compensation" in determining the amount of any Company contribution to any pension, retirement or deferred profit sharing plan or any other employee benefit plan of the Company with respect to such Participating Employee. In addition, each beneficiary of a deceased former Participating Employee shall be deemed to agree that an Award allocated to his or her Account Balance will not affect the amount of any life insurance coverage available to such beneficiary under any life insurance plan covering employees of the Company.

	12.     AUTHORITY OF INCENTIVE PLAN COMMITTEE, ETC.  The Incentive
		------------------------------------------
Plan Committee, in its sole discretion, is authorized to decide and to resolve any questions of fact regarding a Participating Employee or his or her Account Balance and all such decisions shall be final and binding upon the Participating Employee.

		The Incentive Plan Committee, in its sole discretion, is authorized to construe the Plan and to resolve any ambiguity in the Plan, provided that all such decisions and interpretations are applied thereafter uniformly to all other Participating Employees until the Plan is subsequently amended or unless the facts and circumstances applicable to a particular Participating Employee are substantially different.

		Each member of the Incentive Plan Committee and each member of the Board shall be fully justified in relying or acting in good faith upon any report made by employees of the Company, its subsidiaries or affiliates or upon any other information furnished in connection with the Plan by any employee of the Company, its subsidiaries or affiliates. In no event shall any person who is or shall have been a member of the Incentive Plan Committee or of the Board be liable for any determination made or other action taken or any omission to act in reliance upon any such report or information or for any action taken, including the furnishing of information, or failure to act, if in good faith.

		The Company shall hold the members of the Incentive Plan Committee harmless from, and indemnify the members of the committee against, personal financial loss resulting from liability incurred in the administration of the Plan, unless such liability and loss are caused by such individual's gross negligence or willful misconduct.

	13.     NONASSIGNABILITY.  The Participating Employee shall not have
		----------------
any right to commute, sell, assign, encumber, hypothecate, transfer or otherwise convey the right to receive any payments hereunder, which payments and right thereto are expressly declared to be non-assignable and nontransferable, other than as provided elsewhere herein, and any such assignment or transfer shall not be recognized by the Company.

	14.     GENDER.  Whenever used herein, the masculine gender includes
		------
the feminine and the singular includes the plural, and vice versa, unless the provisions of the Plan specifically require a different construction.

	15.     ENTIRE AGREEMENT.  The Plan, the Participation Agreement and
		----------------
the Designation of Beneficiary attached as Exhibits A and B, respectively, constitute the full and complete understanding and agreement between the Company and each Participating

Employee and supersede all prior understandings and agreements (whether written or oral).

	16.     APPLICABLE LAW.  The Plan shall be governed by, and construed
		--------------
in accordance with, the substantive laws of the State of Ohio without giving effect to principles of conflict of laws.

				  EXHIBIT A
				  ---------
			   PARTICIPATION AGREEMENT
			   -----------------------

The Ohio Casualty Insurance Company
136 North Third Street
Hamilton, Ohio

Attention:

Gentlemen:

	I am in receipt of The Ohio Casualty Insurance Company Commercial Lines Division Incentive Plan (the "Plan"), as adopted by the Board of Directors of Ohio Casualty. I have read and reviewed the Plan, and I hereby consent and agree to be bound by, and fully comply with, the terms and conditions of the Plan.

	Ohio Casualty has as of this date agreed to grant an Award to me of units under the Plan to be earned as provided in the Plan to the extent
------
and only the extent that a GAIC Earnout Payment is made. Ohio Casualty has also agreed to maintain an Account Balance on my behalf. ("Award," "GAIC Earnout Payment" and "Account Balance" are defined in the Plan.)

	I hereby acknowledge that I am not relying on any tax advice given to me by Ohio Casualty or by any affiliate, employee, contractee, agent, director or officer thereof regarding federal or state income tax consequences arising to me as a result of my participation in the Plan. I further hereby acknowledge that I have been advised to consult with my own advisors regarding any such tax consequences to me. Finally, I hereby agree that I may not seek recovery against the Company, GAIC, any member of the Incentive Plan Committee or any affiliates, controlling persons, employees, directors, contractees or agents of the Company or GAIC, or against any other person having an administrative or investment position relative to the Plan for any loss, if any, sustained by me as a result of the nonperformance by any of the above-named persons of their respective duties, or the negligence or any other misconduct of the above-named persons, except that this provision shall not excuse fraud or a wrongful taking by any person. The terms "Company", "GAIC" and "Incentive Plan Committee" are defined in the Plan.

Very truly yours,



-------------------------------------

Date:
       ------------------------------

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				 EXHIBIT B
				 ---------
		       DESIGNATION OF BENEFICIARY TO
		    THE OHIO CASUALTY INSURANCE COMPANY
		  COMMERCIAL LINES DIVISION INCENTIVE PLAN
		  ----------------------------------------

TO:     The Ohio Casualty Insurance Company

	I hereby direct that upon my death any payments remaining to be paid in accordance with The Ohio Casualty Insurance Company Commercial Lines Division Incentive Plan between the undersigned and Ohio Casualty shall be paid to the following person(s):

(A)     Primary Beneficiary                     Name:
	-------------------                          -------------------------
						Address:
							----------------------
							----------------------

						T.I.N.:
_                                                      -----------------------

(B)     Alternative Beneficiary                 Name:
	-----------------------                      -------------------------
	(in the event of the death or non-
	existence of the Primary                Address:
	Beneficiary listed above)                       ----------------------
							----------------------

						T.I.N.:
						       -----------------------


	The undersigned hereby reserves the right to change the beneficiary or beneficiaries designated herein at any time by filing in writing a new Designation of Beneficiary form with Ohio Casualty.

WITNESS:

---------------------------                     ------------------------------
						EMPLOYEE:

						Date:
						     -------------------------


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				  EXHIBIT C
				  ---------

			  [Letter of Understanding]

				ACKNOWLEDGMENT
				--------------

				     THE OHIO CASUALTY INSURANCE
				     COMPANY


Date:                                By:
     --------------------------         ----------------------------
					Lauren Patch
					President and Chief Executive Officer